Exhibit (c)(ii) December 20, 2025 Project Cascade SPECIAL COMMITTEE DISCUSSION MATERIALS CONFIDENTIAL

> Investor consortium consisting of Warburg Pincus, Permira, Francisco Partners, and Temasek (the Transaction “Consortium”) to acquire Cascade Transaction > Structured as a reverse triangular merger, with a newly formed Merger Sub indirectly owned by the Consortium Summary merging with and into Cascade, with Cascade surviving the merger as an indirect wholly owned subsidiary of the Structure & Consortium’s acquisition vehicle Consideration > All-cash consideration of $24.55 per share > Represents 47.1% premium to Cascade’s unaffected share price as of 11/10/2025 > Transaction implies equity value of $7.6bn and total enterprise value of $8.4bn Transaction (1) Value > Implies 9.0x TEV / ’26E Revenue (Mgmt.) and 24.9x TEV / ’26E EBITDA (Mgmt.) multiples > Equity: Affiliates of each of Warburg Pincus, Permira, Francisco Partners, and Temasek to fund equity Equity & Debt (1) > Debt: $2.7bn 1L term loan (8.0x 2026E EBITDA ), $500mm DDTL, and $325mm revolver; Goldman Sachs Financing commitment > Subject to Cascade shareholder approval, expiration of the HSR waiting period, receipt of other specified Approvals competition and FDI approvals and other customary closing conditions & Timing > Cascade anticipates approvals to be obtained and closing to occur in Q2’26 > Cascade is under exclusivity with the Consortium until 11:59PM EST on December 22, 2025 > “Go-shop” period until 12:00AM EST on January 23, 2026; Cascade has the option to extend for a period not (2) to exceed 10 days with respect to one or more parties that are not Disallowed Parties Other > Termination fee of 3.25% of transaction equity value (reduced to 1.50% if in connection with transacting with a non-Disallowed Party during “go-shop” period) (1) Adjusted EBITDA (Pre-SBC). (2) “Disallowed Party” means any Person that, in the 6 months prior to signing the > Reverse termination fee of 7.0% of transaction equity value in the event of a financing failure Merger Agreement, received access to the Company’s data room or was under NDA with Cascade, in connection with a potential acquisition in which such Person would act in a principal capacity; or any Person that receives equity or debt financing to fund such potential acquisition from any such aforementioned Person. CONFIDENTIAL 2

PJT Partners

Summary Proposal Progression

($ in millions)	10/23/2025 (Withdrawn 12/8)	12/14/2025	12/15/2025	12/16/2025	12/16/2025
Offer Details					
Market Data Date [1]	10/22/2025	11/10/2025	11/10/2025	11/10/2025	11/10/2025
Form of Proposal	Written	Written	Written	Verbal	Written
Offer Price	$24.50	$24.25	$24.35	$24.50	$24.55
Premium to Market Data Date [1]	*28.9%*	*45.3%*	*45.9%*	*46.8%*	*47.1%*
Implied Equity Value [2]	$7,623	$7,544	$7,576	$7,623	$7,638
Implied Enterprise Value [3]	$8,417	$8,339	$8,370	$8,417	$8,433
Implied Premia					
Premium / (Discount) to:	*As of 10/22* [7]		*As of 11/10 (Unaffected)*		
Unaffected Share Price [4]	*NA*	*45.3%*	*45.9%*	*46.8%*	*47.1%*
30-Day VWAP [4]	*37.2%*	*36.0%*	*36.5%*	*37.4%*	*37.7%*
90-Day VWAP [4]	*29.7%*	*29.9%*	*30.5%*	*31.3%*	*31.5%*
52-Week High [4]	*(31.4%)*	*(25.9%)*	*(25.6%)*	*(25.1%)*	*(24.9%)*
Median Undiscounted Analyst Price Target [5]	*(22.2%)*	*(10.2%)*	*(9.8%)*	*(9.3%)*	*(9.1%)*
Current Share Price [6]	*28.9%*	*9.0%*	*9.4%*	*10.1%*	*10.3%*
Implied Valuation Multiples (Management)					
TEV / 2026E Revenue	9.0x	8.9x	8.9x	9.0x	9.0x
TEV / 2026E Adj. EBITDA (Pre-SBC)	24.9x	24.6x	24.7x	24.9x	24.9x

Source: Company filings, Capital IQ, Wall Street research, Cascade Management.
Note: Market data as of 12/19/2025. VWAP reference period based on calendar days. Management forecast as of 12/6/2025.
(1) For the first column, represents one day prior to the 10/23/2025 letter; for remaining columns, represents the unaffected date of 11/10/2025.
(2) FDSO per Cascade Management as of 12/15/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 4.0mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion.
(3) Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.
(4) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer, except for 10/23/2025 column which is based on 10/22/2025 market data.
(5) Reflects analyst coverage with price targets published after Cascade's Q3 print, except for 10/23/2025 column which reflects analyst coverage with price targets published between Cascade's Q2 print and 10/22/2025.
(6) Reflects Cascade share price as of 12/19/2025, except for 10/23/2025 column which reflects Cascade share price as of 10/22/2025.
(7) Based on market data as of 10/22/2025.

CONFIDENTIAL

3

PJT Partners

Cascade Enterprise Value and Trading Multiples

Cascade Net Leverage[4]:

- Net Debt / 2025E Adj. EBITDA (Pre-SBC): 3.2x
- Net Debt / 2026E Adj. EBITDA (Pre-SBC): 2.4x

Precedent Premia Paid to Unaffected[5]:

- 75th Percentile: 39.8%
- 25th Percentile: 23.0%

($ in mm, except per share)		Unaffected [1]	Agreed Deal Price
Share Price		**$16.69**	**$24.55**
Premium / (Discount) to:	Metric:		
Agreed Deal Price	*$24.55*	*(32.0%)*	*–*
Unaffected [1]	*16.69*	*–*	*47.1%*
30-Day VWAP [1]	*17.83*	*(6.4%)*	*37.7%*
90-Day VWAP [1]	*18.66*	*(10.6%)*	*31.5%*
52-Week High [1]	*32.71*	*(49.0%)*	*(24.9%)*
Median Undiscounted Analyst Price Target [2]	*27.00*	*(38.2%)*	*(9.1%)*
(x) FDSO [3]		310.1	311.1
Implied Equity Value		**$5,176**	**$7,638**
(+) Net Debt and Other [4]		795	795
Implied Total Enterprise Value		**$5,971**	**$8,433**
Management			
TEV / Revenue	**Metric:**	**Unaffected**	**Current**
CY 2025E	$730	8.2x	11.5x
CY 2026E	940	6.4x	9.0x
TEV / Adj. EBITDA (Pre-SBC)		**Unaffected**	**Current**
CY 2025E	$248	24.1x	34.0x
CY 2026E	338	17.6x	24.9x

Source: Company filings, Capital IQ, Wall Street research, Cascade Management.
Note: Market data as of 12/19/2025. VWAP reference period based on calendar days. Management forecast as of 12/6/2025.
(1) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer.
(2) Reflects analyst coverage with price targets published after Cascade's Q3 print.
(3) FDSO per Cascade Management as of 12/15/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 4.0mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion.
(4) Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.
(5) Considers all-cash transactions for 100% or majority ownership of U.S. public companies in the Technology sector announced in the last five years with TEV of $3-$10bn.

CONFIDENTIAL

4

PJT Partners

Valuation Summary

IMPLIED EQUITY VALUE PER SHARE

($ per share, rounded to the nearest $0.25; TEV in $bn)

Unaffected[(1)]: $16.69 | 30D VWAP[(1)]: $17.83 | Agreed Deal Price: $24.55

		Low	High	Implied TEV ($bn)	Key Assumptions
DCF	Perpetuity Growth[(2)]	$19.25	$30.50	$6.4 – $9.9	> 12/31/2025E valuation date; 5-year forecast > WACC: 10.0% – 11.0%; PGR: 5.5% – 6.5% > Impl. Terminal Revenue Mult.: 5.0x – 7.9x
Trading	TEV / 2026E Revenue	$15.75	$24.75	$5.6 – $8.5	> Multiple: 6.0x – 9.0x > 2026E Revenue: $940mm
Trading	TEV / 2026E Adj. EBITDA (Pre-SBC)	$17.00	$24.75	$6.1 – $8.5	> Multiple: 18.0x – 25.0x > 2026E Adj. EBITDA (Pre-SBC): $338mm
Precedent Transactions	TEV / NTM Revenue	$17.25	$23.25	$6.1 – $8.0	> Multiple: 6.5x – 8.5x > NTM (2026E) Revenue: $940mm
FOR REFERENCE ONLY:	Illustrative LBO Analysis	$22.00	$28.75	$7.7 – $9.7	> Offer Price implied by 22.0x – 30.0x TEV / LTM (2030E) Adj. EBITDA (Pre-SBC) Exit Multiple > Assumes net leverage of 8.0x 2025E Adj. EBITDA (Pre-SBC)[(3)] and required IRR of 22.5%
FOR REFERENCE ONLY:	Illustrative Present Value of Future Share Price	$23.00	$32.25	$7.9 – $10.9	> Future share price (2027E) discounted to present value at 11.5% Cost of Equity > Multiple: 18.0x – 25.0x TEV / NTM Adj. EBITDA (Pre-SBC)
FOR REFERENCE ONLY:	Discounted Analyst Price Targets	$22.50	$32.25	$7.8 – $10.9	> Low: Loop (11/5) > High: RBC (11/18), Oppenheimer (11/12) > Discounted one year at 11.5% Cost of Equity
FOR REFERENCE ONLY:	52-Week Trading Range	$15.75	$32.75	$5.7 – $11.0	> 52-Week High from Unaffected date[(1)]: $32.71 > 52-Week Low from Unaffected date[(1)]: $15.74

Source: Cascade Management, Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/19/2025. Management forecast as of 12/6/2025. Assumes valuation date of 12/31/2025E. FDSO per Cascade Management as of 12/15/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 4.0mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion. Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.

(1) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer.
(2) Equity value includes DCF value of DTA: $439mm – $455mm.
(3) Includes illustrative $10mm of public company cost savings.

CONFIDENTIAL

5

PJT Partners

FOR REFERENCE ONLY

Illustrative Discounted Cash Flow Analysis

P&L Sensitivity

Key Assumptions[1]:

> '26E-'27E P&L and cash flow items per Management forecast

> '28E-'30E Growth: Held constant at illustrative CAGR

> '28E-'30E Adj. EBITDA (Pre-SBC) Margin: Linear expansion from '27E-'30E[2]

> Valuation: Midpoint WACC and PGR[3]

IMPLIED VALUE PER SHARE

($ per share, rounded to the nearest $0.25)

2030E Adj. EBITDA (Pre-SBC) Margin	2027E - 2030E Revenue CAGR: 20.0%	18.0% (Management Forecast)	16.0%	14.0%
42.2% (Management Forecast)	$25.25	$23.75	$22.25	$21.00
40.0%	$23.50	$22.25	$20.75	$19.50
38.0%	$22.00	$20.75	$19.50	$18.25
36.0%	$20.50	$19.25	$18.00	$17.00

Source: Cascade Management, Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/19/2025. Management forecast as of 12/6/2025. Assumes valuation date of 12/31/2025E. Includes illustrative FCF from deferred tax assets, discounted at the midpoint of illustrative WACC range. FDSO per Cascade Management as of 12/15/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 4.0mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion. Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.

(1) SBC held constant at $127mm. Depreciation as % of CapEx held in line with Management forecast, and flat after 2030E. Assumes 25% Effective Tax Rate and $2mm of Other Taxes annually. Amortization of Contract Acquisition Costs as % of Capitalized Contract Acquisition Costs held in line with Management forecast, and flat after 2030E. Assumes S&M grows in-line with revenue. CapEx as % of revenue held in line with Management forecast, and flat after 2030E. Change in NWC as % of revenue held in line with Management forecast, and flat after 2030E. Amortization of Intangibles and New Intangibles does not affect EBIT (Post-SBC).

(2) With the exception of the first row, which is based on the Management forecast schedule for EBITDA margin.

(3) PGR range: 5.5 – 6.5%; WACC range: 10.0 – 11.0%. Utilizes mid-year discounting convention. Terminal Year assumed equal to final forecast year, with Depreciation set equal to CapEx.

CONFIDENTIAL

6

FOR REFERENCE ONLY IMPLIED ENTRY SHARE PRICE AT 22.5% REQUIRED IRR Illustrative LBO ($ per share, rounded to nearest $0.25) Management 2026E - 2030E Revenue CAGR Analysis Forecast Revenue CAGR and Exit 15.0% 16.0% 17.0% 17.7% 19.0% Multiple Sensitivity 30.0x $26.25 $27.25 $28.00 $28.75 $30.00 28.0x $24.75 $25.75 $26.50 $27.00 $28.25 (1) Key Assumptions : > ’26E-’30E P&L and cash flow items per 26.0x $23.25 $24.00 $24.75 $25.50 $26.50 Management forecast 24.0x $21.75 $22.50 $23.25 $23.75 $24.75 > ’26E-’30E Growth: Held constant at (2) illustrative CAGR 22.0x $20.25 $21.00 $21.50 $22.00 $23.00 > ’26E-’30E Adj. EBITDA (Pre-SBC) Margin per Management forecast IMPLIED ENTRY SHARE PRICE AT 20.0% REQUIRED IRR Implied Adj. EBITDA (Pre-SBC) Multiple (3) ($ per share, rounded to nearest $0.25) LTM (2030E) NTM (2031E) 30.0x 25.6x Management 2026E - 2030E Revenue CAGR 28.0x 23.9x Forecast 26.0x 22.2x 15.0% 16.0% 17.0% 17.7% 19.0% 24.0x 20.5x 22.0x 18.8x 30.0x $28.75 $29.75 $30.75 $31.50 $32.75 Source: Cascade Management, Company filings, Capital IQ, Wall Street research. Note: Market data as of 12/19/2025. Management forecast as of 12/6/2025. Assumes valuation date of 12/31/2025E. FDSO per Cascade Management as of 28.0x $27.25 $28.00 $29.00 $29.75 $30.75 12/15/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 4.0mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of 26.0x $25.50 $26.25 $27.25 $27.75 $29.00 Enfusion. Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares 24.0x $23.75 $24.50 $25.25 $26.00 $27.00 in FDSO. (1) SBC flatlined at $32mm (25% of management forecast); incremental management promote of 7.5% of sponsor net profits. Amortization of 22.0x $22.25 $22.75 $23.50 $24.00 $25.00 Intangibles and New Intangibles does not affect EBIT (Post-SBC). (2) With the exception of the fourth column, which is based on the Management forecast schedule for revenue growth. (3) Assumes 17.0% 2031E Adj. EBITDA (Pre-SBC) growth (2031E revenue growth of 16.0% and Adj. EBITDA (Pre-SBC) Margin of 42.6%). CONFIDENTIAL 7 LTM (2030E) Adj. LTM (2030E) Adj. EBITDA (Pre-SBC) EBITDA (Pre-SBC) Exit Multiple Exit Multiple

PJT Partners

FOR REFERENCE ONLY

Illustrative Implied Future Share Price Analysis

Management Forecast

Key Assumptions:

- **Cost of Equity:** 11.5%
- **Share Repurchases:** $100mm repurchased annually at average of Current Year End and Prior Year End future share price
- **SBC:** $127mm issued annually at average of Current Year End and Prior Year End future share price; assumes SBC is outstanding within year of issuance

TEV / NTM Adj. EBITDA (Pre-SBC) Multiples:

- - - 25.0x
- — — 21.5x
- —— 18.0x

Undiscounted Future Share Price

($ per share, rounded to the nearest $0.25)


$40.25
$31.50
$34.25
Agreed Deal Price:
$24.55
$24.75
$26.75
$28.50
$20.75
$22.00
$16.69
$17.00
Current
(Unaffected(2))
'25E
'26E
'27E

Present Value of Future Share Price[1]

($ per share, rounded to the nearest $0.25)


$32.25
$28.25
$27.75
Agreed Deal Price:
$24.55
$24.75
$24.00
$23.00
$20.75
$19.75
$16.69
$17.00
Current
(Unaffected(2))
'25E
'26E
'27E

Source: Cascade Management, Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/19/2025. Management forecast as of 12/6/2025. FDSO per Cascade Management as of 12/15/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 4.0mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion. Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.
(1) Discounted at illustrative 11.5% Cascade cost of equity.
(2) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer.

CONFIDENTIAL

8

Appendix CONFIDENTIAL 9

PJT Partners

Summary Management Forecast

Revenue

Key Assumptions ('25E to '30E):

> 2026E financials are based on detailed management budget

> **Revenue:** 18% annual growth in '28E and thereafter

REVENUE ($ IN MM)


% Organic Growth
21.4%
22.6%
15.4%(1)
15.3%(2)
17.0%
18.0%
18.0%
18.0%
'23A-'25E CAGR 20.7%(3)
'25E-'27E CAGR 16.1%(2)
'27E-'30E CAGR 18.0%
$368
$452
$730
$940
$1,100
$1,298
$1,531
$1,807
2023A
2024A
2025E
2026E
2027E
2028E
2029E
2030E

TOTAL TO ORGANIC REVENUE GROWTH BRIDGE

($ in mm)	2025E	2026E	2027E	2028E	2029E	2030E
Total Revenue	(A) **$730**	**$940**	**$1,100**	**$1,298**	**$1,531**	**$1,807**
% Growth	*61.7%*	*28.7%*	*17.0%*	*18.0%*	*18.0%*	*18.0%*
Organic Revenue *(Rebased '24A & '25E)*						
Core Cascade	$536	$622	$729			
% Growth	*18.7%*	*16.0%*	*17.2%*			
Enfusion	226	258	300			
% Growth	*12.1%*	*14.2%*	*16.3%*			
Beacon	53	60	71			
% Growth	–	*12.8%*	*18.3%*			
Total Organic Revenue	(A) **$816**	**$940**	**$1,100**			
% Growth	*15.4%*	*15.3%*	*17.0%*			

(C) spans 2028E–2030E % Growth; (B) spans 2025E–2027E organic % Growth.

(A) Full-year Enfusion and Beacon contribution lifts '25E revenue ~$85mm to $816mm

(B) Rebasing financials implies organic '25E-'27E CAGR of 16.1% vs. 22.7% total

(C) Near-term organic CAGR of 16.1% compares with outer years CAGR of 18.0%

Source: Cascade Management.
Note: Management forecast as of 12/6/2025.
(1) Represents pro forma organic growth, based on rebased 2024A revenue from full-year contribution of Enfusion and Beacon per Cascade Management.
(2) Represents pro forma organic growth, based on rebased 2025E revenue from full-year contribution of Enfusion and Beacon per Cascade Management.
(3) Represents core Cascade growth, based on Management projected revenue contribution of legacy Cascade in 2025E.

CONFIDENTIAL
10

ADJ. EBITDA (PRE-SBC) ($ IN MM) Summary % Gross Margin Management 76.5% 78.2% 78.2% 78.7% 79.2% 79.7% 80.2% 80.7% Forecast % EBITDA Margin Margin 28.7% 32.2% 33.9% 36.0% 38.0% 39.9% 41.4% 42.2% Key Assumptions (’25E to ’30E): $763 $634 $518 $418 > Gross Profit: Margin expansion of $338 $248 ~250bps from 78.2% to 80.7% $146 $106 > R&D: (~240bps) decline as % of revenue 2023A 2024A 2025E 2026E 2027E 2028E 2029E 2030E > S&M: ~40bps increase as % of revenue (2) UNLEVERED FREE CASH FLOW ($ IN MM) > G&A: (~380bps) decline as % of revenue > Adj. EBITDA: Margin expands by ~830bps % Margin > SBC: Flatlined amount of $127mm 23.4% 31.5% 15.0% 18.4% 22.9% 26.4% 29.3% 31.3% (1) > CapEx: 1.5% of revenue >Δ in NWC: (2%) of revenue from ’25E-’30E $566 $449 $343 $252 $173 $142 $109 $86 Source: Cascade Management. 2023A 2024A 2025E 2026E 2027E 2028E 2029E 2030E Note: Management forecast as of 12/6/2025. (1) With the exception of 2026E, in which CapEx is 2.2% of revenue. (2) Calculated as NOPAT—including the impact of tax attributes (illustrative FCF from deferred tax assets) plus D&A, plus amortization of contract costs, less capital expenditures, and less the change in net working capital. CONFIDENTIAL 11

REVENUE ($ IN MM) ADJ. EBITDA (PRE-SBC) ($ IN MM) Summary Forecast Δ Wall Street Consensus vs. Cascade ManagementΔ Wall Street Consensus vs. Cascade Management Comparison +$0 +$7 +$18 ($1) ($5) ($9) Management vs. Wall +0.0% +0.8% +1.6% (0.2%) (1.5%) (2.1%) Street Consensus Organic Revenue Growth Adj. EBITDA (Pre-SBC) Margin (2) (2) (1) (1) 15.4% 15.4% 15.3% 16.1% 17.0% 18.0% 33.9% 33.8% 36.0% 35.2% 38.0% 36.6% $1,118 $1,100 Cascade Management $947 Wall Street Consensus $940 $730 $731 $418 $409 $333 $338 $248 $247 Source: Cascade Management, Company filings, Wall Street research. Note: Market data as of 12/19/2025. Management forecast as of 12/6/2025. (1) Represents pro forma organic growth, based on rebased 2024A and 2025E revenue from full-year contribution of Enfusion and Beacon per Cascade 2025E 2026E 2027E 2025E 2026E 2027E Management. (2) Represents pro forma organic growth, based on rebased 2025E revenue from full-year contribution of Enfusion and Beacon per Cascade Management. CONFIDENTIAL 12

FOR REFERENCE ONLY ANALYST COVERAGE – POST CASCADE 3Q EARNINGS RELEASE (11/5/2025) PRICE TARGETS Selected Wall Undiscounted % Premium To Firm Name Recommendation Rating Date Valuation Methodology Target Price ($) Unaffected Street Analyst Buy 9-Dec $30.00 80% 14x EV / FY27 Adj. EBITDA Perspectives Buy 9-Dec $30.00 80% ~8x EV / FY27 Revenue Buy 24-Nov $27.00 62% ~22x EV / FY27 Adj. EBITDA Buy 19-Nov $27.00 62% ~30x EV / NTM Adj. EBITDA Buy 18-Nov $36.00 116% ~34x EV / CY26 Adj. EBITDA Buy 12-Nov $36.00 116% 33x EV / FY26 Adj. EBITDA 10‑yr DCF | ~11% WACC, 2% terminal Buy 6-Nov $26.00 56% growth rate Buy 6-Nov $27.00 62% ~11x EV / FY26 Gross Profit 10‑yr DCF | ~11% WACC, 4.5% terminal Buy 5-Nov $25.00 50% growth rate (Excluded) Buy 3-Sep $27.00 62% 35x EV / FCF 75th Percentile $30.00 80% Mean $29.33 76% Median $27.00 62% Source: Capital IQ, Wall Street research. Note: Market data as of 12/19/2025. Considers analyst coverage as per Cascade 25th Percentile $27.00 62% Investor Relations. Goldman Sachs is excluded due to price target being set prior to Cascade Q3’25 earnings. William Blair is excluded due to lack of published price target. Morningstar and Baptista Research are excluded from the analysis as per Cascade’s designated analyst coverage list. CONFIDENTIAL 13

FDSO MEMO Detailed Cascade Shares ($ in mm, except per share) Enterprise Value (1) Series A 288,632,333 Treasury Stock Method (1) (2) Build (+) Series B 4,506,422 Options Outstanding 7,590,682 (2) Common Shares Outstanding 293,138,755 (x) Strike Price $9.09 (2) (+) RSUs 8,547,355 Exercise Proceeds $69.0 (2) (3) (+) PSUs 3,984,521 (/) Share Price (Unaffected) $16.69 (+) Net Dilution from Options Exercise 3,456,512 TSM Shares Repurchased 4,134,170 Dilutive Securities 15,988,388 (2) (+) Committed Stock-Based Compensation 1,000,460 Options Outstanding 7,590,682 FDSO 310,127,602 (-) TSM Shares Repurchased (4,134,170) Net Dilution from Options Exercise 3,456,512 TEV ($ in mm, except per share) Committed Stock-Based Compensation (SBC) (3) Share Price (Unaffected) $16.69 Enfusion Acquisition $16.7 (x) FDSO 310,127,602 Total Committed SBC $16.7 (3) Implied Equity Value $5,176.0 (/) Share Price (Unaffected) $16.69 (4) (+) Debt 859.0 Implied Shares Issued from Committed SBC 1,000,460 (4) (-) Cash (60.8) (4) (-) Short-Term Investments (3.4) Source: Cascade Management. (1) As of 12/15/2025. Implied Total Enterprise Value $5,970.9 (2) As of 12/15/2025. (3) As of unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer. (4)As of 9/30/2025. Excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO. CONFIDENTIAL 14

Cascade Management Projections Detailed Cascade ($ in mm) 2025E 2026E 2027E 2028E 2029E 2030E Revenue $730 $940 $1,100 $1,298 $1,531 $1,807 Management % Growth 61.7% 28.7% 17.0% 18.0% 18.0% 18.0% Gross Profit $571 $740 $871 $1,034 $1,228 $1,458 Forecast % Margin 78.2% 78.7% 79.2% 79.7% 80.2% 80.7% (-) Research and Development (160) (196) (224) (260) (299) (352) Received 12/6/2025 % of Revenue 21.9% 20.9% 20.4% 20.0% 19.5% 19.5% (-) Sales and Marketing (92) (122) (143) (169) (199) (235) % of Revenue 12.6% 13.0% 13.0% 13.0% 13.0% 13.0% (-) General and Administrative (72) (83) (86) (88) (96) (108) % of Revenue 9.8% 8.8% 7.8% 6.8% 6.3% 6.0% Adj. EBITDA (Pre-SBC) $248 $338 $418 $518 $634 $763 % Margin 33.9% 36.0% 38.0% 39.9% 41.4% 42.2% (-) Stock-Based Compensation (127) (127) (127) (127) (127) (127) % of Revenue 17.4% 13.5% 11.5% 9.8% 8.3% 7.0% Adj. EBITDA (Post-SBC) $121 $211 $291 $391 $507 $636 (-) Depreciation (P&E) (7) (13) (11) (14) (17) (21) % of CapEx 60.6% 64.4% 68.1% 71.8% 75.6% 79.3% Adj. EBIT (Post-SBC) $114 $198 $280 $377 $490 $614 % Margin 15.6% 21.1% 25.4% 29.0% 32.0% 34.0% (-) Income Taxes – (10) (14) (19) (24) (31) (-) Other Taxes (2) (2) (2) (2) (2) (2) NOPAT $112 $186 $264 $356 $463 $582 (+) Depreciation (P&E) 7 13 11 14 17 21 (+) Amortization of Contract Acquisition Costs 10 13 16 19 22 27 (-) CapEx (11) (21) (16) (19) (23) (27) % of Revenue 1.5% 2.2% 1.5% 1.5% 1.5% 1.5% (1) (-) Change in NWC (8) (19) (22) (26) (31) (36) % of Revenue (1.1%) (2.0%) (2.0%) (2.0%) (2.0%) (2.0%) Source: Cascade Management. Unlevered Free Cash Flow $109 $173 $252 $343 $449 $566 Note: Management forecast as of 12/6/2025. Analysis excludes amortization of goodwill and acquired intangibles, which are not tax deductible per Cascade Management. (1) NWC includes capitalized contract acquisition costs. CONFIDENTIAL 15

PJT Partners

Detailed Forecast Comparison

Management vs. Street

($ in mm)	Management Projections		Wall Street Consensus		Δ to Mgmt. Forecast	
	2026E	2027E	2026E	2027E	2026E	2027E
Revenue	**$940**	**$1,100**	**$947**	**$1,118**	**+$7**	**+$18**
% Revenue Growth	*28.7%*	*17.0%*	*29.7%*	*18.0%*	*1.0%*	*1.0%*
Gross Profit	**$740**	**$871**	**$748**	**$887**	**+$8**	**+$16**
(-) R&D	($196)	($224)	($206)	($241)	*($9)*	*($17)*
(-) S&M	($122)	($143)	($117)	($136)	*+$5*	*+$7*
(-) G&A	($83)	($86)	($91)	($101)	*($9)*	*($15)*
Adj. EBITDA (Pre-SBC)	**$338**	**$418**	**$333**	**$409**	***($5)***	***($9)***
% Margin	*36.0%*	*38.0%*	*35.2%*	*36.6%*	*(0.8%)*	*(1.4%)*
(-) SBC	($127)	($127)	($137)	($138)	*($10)*	*($11)*
Adj. EBITDA (Post-SBC)	**$211**	**$291**	**$197**	**$271**	***($15)***	***($20)***
(-) Depreciation	($13)	($11)	($121)	($123)	*($108)*	*($112)*
EBIT (Post-SBC)	**$198**	**$280**	**$76**	**$147**	***($123)***	***($132)***
% Margin	*21.1%*	*25.4%*	*8.0%*	*13.2%*	*(13.1%)*	*(12.3%)*
Net Taxes	($12)	($16)	($19)	($37)	*($7)*	*($21)*
Effective Tax Rate (%)	*6.0%*	*5.7%*	*25.0%*	*25.0%*	*19.0%*	*19.3%*
NOPAT	**$186**	**$264**	**$57**	**$110**	***($130)***	***($153)***
(+) Depreciation	$13	$11	$121	$123	*+$108*	*+$112*
(+) Amortization of Contract Acq. Costs	$13	$16	-	-	*NA*	*NA*
(-) Capex	($21)	($16)	($12)	($16)	*+$9*	*+$0*
(-/+) Change in NWC	($19)	($22)	($8)	($3)	*+$11*	*+$19*
Unlevered Free Cash Flow	**$173**	**$252**	**$158**	**$215**	***($15)***	***($37)***

Brokers do not consider the impact of DTA

Source: Cascade Management, Wall Street research.
Note: Market data as of 12/19/2025. Management forecast as of 12/6/2025.

CONFIDENTIAL

16

($ in mm) 2026E 2027E 2028E 2029E 2030E 2031E 2032E Tax Attributes Revenue $940 $1,100 $1,298 $1,531 $1,807 $2,096 $2,390 Analysis Management Forecast % Growth 28.7% 17.0% 18.0% 18.0% 18.0% 16.0% 14.0% Adj. EBITDA (Pre-SBC) $338 $418 $518 $634 $763 $892 $1,026 % Margin 36.0% 38.0% 39.9% 41.4% 42.2% 42.6% 42.9% (-) SBC (127) (127) (127) (127) (127) (127) (127) (-) Depreciation (13) (11) (14) (17) (21) (26) (31) Taxable Income $198 $280 $377 $490 $614 $739 $868 (x) DTA Yearly Limit 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% (x) Effective Tax Rate 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% Tax Payable $40 $56 $75 $98 $123 $148 $174 (1) Beginning Balance $672 $632 $576 $501 $403 $280 $132 (+) DTA Created - - - - - - - (-) DTA Used (40) (56) (75) (98) (123) (148) (132) DTA Balance $632 $576 $501 $403 $280 $132 - Source: Cascade Management. Note: Management forecast as of 12/6/2025. (1) Beginning DTA balance as of 9/30/2025. CONFIDENTIAL 17

PJT Partners

Historical Relative Share Price Performance

Year to Date

Cascade VWAP as of Unaffected Date[1]	
Period	**VWAP**
1 Day	$16.69
30 Day	17.83
90 Day	18.66
YTD	22.07
3 Year	21.78
Since IPO	21.51

INDEXED SHARE PRICE PERFORMANCE (YTD)



30.0%
20.0%
10.0%
–
(10.0%)
(20.0%)
(30.0%)
(40.0%)
(50.0%)
Jan-25
Apr-25
Aug-25
Dec-25
16.2%
1.8%
(5.8%)
(19.1%)
(39.4%)
Unaffected Share Price(1)
Cascade
Selected Other Vertical Software(4)
Financial Services Vertical Software(3)
S&P 500

Company	Change YTD: Share Price	TEV / NTM Revenue	TEV / NTM EBITDA[2]
Cascade *Unaffected*[1]	(39.4%)	(52.9%)	(55.0%)
S&P 500	16.2%		
Financial Services Vertical Software			
SS&C	15.9%	8.9%	7.7%
Guidewire	19.1%	1.1%	(9.7%)
CCC	(32.3%)	(28.5%)	(25.6%)
Q2	(26.4%)	(29.9%)	(43.8%)
Intapp	(28.3%)	(27.9%)	NM
nCino	(23.9%)	(17.3%)	(32.7%)
Alkami	(38.2%)	(40.7%)	NM
Median	**(26.4%)**	**(27.9%)**	**(25.6%)**
Selected Other Vertical Software			
Veeva Systems	5.5%	(9.1%)	(17.7%)
Tyler Technologies	(20.2%)	(26.4%)	(29.0%)
Procore	(1.0%)	(2.5%)	(29.5%)
Vertex	(62.3%)	(63.6%)	NM
Median	**(10.6%)**	**(17.8%)**	**(29.0%)**

Source: Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/19/2025.
(1) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer. Reflects calendar day periods.
(2) EBITDA presented pre-SBC. Multiples ≥ 50x and ≤ 0x excluded from calculations.
(3) Market capitalization weighted index of peers including SSNC, GWRE, CCC, QTWO, INTA, NCNO, and ALKT.
(4) Market capitalization weighted index of peers including VEEV, TYL, PCOR, and VERX.

CONFIDENTIAL

18

PJT Partners

Illustrative Historical Trading Multiples

TEV / NTM EBITDA

TEV / NTM EBITDA (PRE-SBC) SINCE CASCADE IPO

Median TEV / NTM EBITDA (Pre-SBC) Multiples Over Time

	Post-Cascade IPO[1]	L3Y	L1Y	L6M	Unaffected[2]
Cascade	40.1x	38.7x	25.2x	23.8x	18.9x
Financial Services Vertical Software[3]	27.0x	28.1x	29.4x	24.8x	22.6x
Selected Other Vertical Software[4]	32.8x	33.1x	33.8x	29.4x	28.1x



100.0x
90.0x
80.0x
70.0x
60.0x
50.0x
40.0x
30.0x
20.0x
10.0x
–
Oct-21
Aug-22
Jun-23
Apr-24
Feb-25
Dec-25
Cascade announced Enfusion transaction on 1/13/2025
Cascade announced acquisitions of Beacon & Bistro on 3/12/2025
Cascade closed acquisition of Enfusion on 4/21/2025
Cascade multiple reached **all-time low of 18.1x** on 11/6/2025
24.4x
23.8x
22.8x
Cascade
Financial Services Vertical Software[3]
Selected Other Vertical Software[4]

Source: Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/19/2025. EBITDA presented pre-SBC. Multiples ≥ 70x and ≤ 0x excluded from calculations.
(1) Represents data since robust Street consensus estimates starting on 10/19/2021, following the IPO on 9/24/2021.
(2) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer.
(3) Peers include SSNC, GWRE, CCC, QTWO, INTA, NCNO, and ALKT.
(4) Peers include VEEV, TYL, PCOR, and VERX.

CONFIDENTIAL

19

TEV / NTM REVENUE SINCE CASCADE IPO Illustrative Historical Trading Multiples Median TEV / NTM Revenue Multiples Over Time 25.0x (1) (2) Post-Cascade IPO L3Y L1Y L6M Unaffected TEV / NTM Revenue Cascade 11.5x 11.1x 8.2x 7.7x 6.5x (3) Financial Services Vertical Software 6.2x 6.3x 6.1x 5.6x 5.1x (4) Selected Other Vertical Software 8.7x 8.7x 8.9x 8.3x 8.0x 20.0x Cascade announced Cascade announced Enfusion transaction acquisitions of Beacon & on 1/13/2025 Bistro on 3/12/2025 15.0x Cascade closed acquisition of Enfusion on 4/21/2025 10.0x 8.5x 8.0x 5.0x 5.6x Cascade multiple reached all-time low of 6.3x on 11/6/2025 – Oct-21 Aug-22 Jun-23 Apr-24 Feb-25 Dec-25 Source: Company filings, Capital IQ, Wall Street research. Note: Market data as of 12/19/2025. Multiples ≥ 70x and ≤ 0x excluded from calculations. (1) Represents data since robust Street consensus estimates starting on (3) (4) 10/19/2021, following the IPO on 9/24/2021. Cascade Financial Services Vertical Software Selected Other Vertical Software (2) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer. (3) Peers include SSNC, GWRE, CCC, QTWO, INTA, NCNO, and ALKT. (4)Peers include VEEV, TYL, PCOR, and VERX. CONFIDENTIAL 20

PJT Partners

FOR REFERENCE ONLY

Selected Recent Equity Research Perspectives

Timeline of Recent M&A

- **Jan-25:** Announced the acquisition of Enfusion, a provider of SaaS solutions for the investment management and hedge fund industry, for ~$1.5bn in cash and stock[(1)]. The transaction was completed in Apr-25
- **Mar-25:** Acquired Beacon, a cross-asset modeling and risk analytics platform for consideration of $520mm
- **Mar-25:** Acquired Bistro, Blackstone's proprietary portfolio visualization software platform for consideration of $125mm

Key Themes

1 Market Slowdown

- Financial services software companies have underperformed broader software and market benchmarks, with slowing end-market demand considered a key driver

2 Deceleration in Growth

- Core Cascade organic ARR YoY growth has slowed from 23% in 1Q25 to a 10-quarter low of 17% in 3Q25, with ongoing commercial changes and product integration challenges
- Revenue growth from recently acquired assets is likely lower in the medium term, further dilutive to overall growth

3 Risk Associated With M&A Strategy

- Analysts remain in "wait-and-see" mode due to the scale of recent deals and the associated integration/execution risks, as well as leverage and equity dilution
- Enfusion acquisition has been under the most scrutiny, given the sharp decline in near-term growth expectations to low teens as compared to 20%+ growth in 2021-2024

4 AI Disruption and Competition Risks

- Concerns over potential price compression and services-to-software cannibalization, while recognizing opportunities to monetize automation and drive operational efficiencies
- Entrenched incumbents and emerging challengers threaten growth momentum, particularly in end markets where Cascade has lower penetration (e.g., asset management)

Select Analyst Quotes

"Organic revenue growth reacceleration may take longer than expected. While CWAN expects core Cascade to maintain its trajectory of 20%+ growth, the same does not yet apply to the overall business. Acquired assets (Enfusion, Beacon, and Bistro) are likely to remain dilutive to growth in the short to mid-term. Cascade expects it to take up to 2 years (~2027E) for Enfusion to reach 20%+ growth. Beacon is also still in transition stage and are far from 20% organic growth levels. We have trimmed our revenue growth assumptions for the coming few years to reflect a complex integration process that requires impeccable execution from the management team and favorable external environment to achieve 115% NRR for the enlarged business."

—J.P. Morgan, 9/4/2025

"Regarding recent acquisitions, we remain positive on Cascade broadening its platform offerings, while acknowledging a heightened degree of digestion/execution risk given Enfusion, Beacon, and Bistro are all larger and more strategic acquisitions in nature (Enfusion is Cascade's largest acquisition ever)."

—RBC, 10/9/2025

"The core business is sustaining 20%+ organic growth while the deployment of GenAI across the operations / services teams already producing tangible margin benefits (medium-term gross margin target raised to 82% from 80% and medium-term EBITDA margin benefit raised to 42% vs. 40%) primarily due to not having to backfill natural attrition. We continue to believe that AI is ultimately a tailwind for the business and disruption risk is minimal."

—Morgan Stanley, 11/13/2025

Source: Company filings, Wall Street research.
(1) The cash portion of the Enfusion acquisition consideration was financed with $800mm of term loan debt.

CONFIDENTIAL

21

FOR REFERENCE ONLY Precedent Premia (1) (1) Premia Paid to Unaffected Share Price , Last 5 Years Premia Paid to Unaffected 90-Day VWAP , Last 5 Years Paid Analysis N = 27 N = 27 41% 40% 35% 34% 32% 30% Screening Criteria: 24% 23% > Technology industry only > TEV: $3-$10bn > Considers all-cash transactions for 100% or majority ownership > Announced in Last 5 Years 25th Median Mean 75th 25th Median Mean 75th > Public U.S. Target Percentile Percentile Percentile Percentile MEMO: LAST 5 YEARS PREMIA PAID TO UNAFFECTED BY BUYER TYPE Unaffected Share Price Unaffected 90-Day VWAP Strategic (N = 7) 34% 38% Financial (N = 20) 28% 30% Source: Company filings, Capital IQ, Deal Point Data. Note: Market data as of 12/19/2025. (1) Unaffected share price based on market data as of 11/10/2025. CONFIDENTIAL 22

PJT Partners

Selected Comparable Companies

Operational Metrics

Company	TEV ($bn)
Cascade - Offer	$8.4
Cascade - Unaffected[2]	6.0
Financial Services Vertical Software	
SS&C	$29.6
GUIDEWIRE	16.9
CCC	6.3
Q2	4.9
INTAPP	3.9
nCino	3.3
Alkami	2.8
Selected Other Vertical Software	
Veeva	$30.7
tyler	19.8
PROCORE	11.6
VERTEX	3.3



Financial Services Vertical Software
(Primary Group)
Selected Other Vertical Software
(Secondary Group)
CY2025E – CY2027E REVENUE CAGR
Cascade (1)
CY2026E Revenue ($mm)
$940
$947
16.1%
16.0% (3)
Mgmt.
Street
Global Median: 11.1%
$550 $1,499 $609 $873 $639 $1,148 $6,624
Median: 10.5%
19.4% 15.1% 13.7% 10.5% 9.7% 8.6% 5.4%
Alkami GUIDEWIRE INTAPP Q2 nCino CCC SS&C
$3,519 $1,466 $826 $2,557
Median: 11.6%
12.1% 12.0% 11.1% 9.4%
Veeva PROCORE VERTEX tyler
CY2026E EBITDA (PRE-SBC) MARGIN
Cascade
36.0%
35.2%
Mgmt.
Street
Global Median: 25.8%
Median: 25.8%
41.1% 40.2% 34.7% 25.8% 25.5% 20.4% 18.9%
CCC SS&C GUIDEWIRE Q2 nCino INTAPP Alkami
Median: 26.7%
46.3% 29.1% 24.4% 22.4%
Veeva tyler PROCORE VERTEX

Source: Cascade Management, Company filings, Wall Street research.
Note: Market data as of 12/19/2025. Management forecast as of 12/6/2025.
(1) Represents pro forma organic growth, based on rebased 2025E revenue from full-year contribution of Enfusion and Beacon per Cascade Management.
(2) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer.
(3) Represents pro forma organic growth, based on rebased 2025E revenue from full-year contribution of Enfusion and Beacon per Cascade Management.

CONFIDENTIAL

23

Selected Financial Services Vertical Software Selected Other Vertical Software (Primary Group) (Secondary Group) Comparable TEV / CY2026E REVENUE Companies Cascade Global Median: 5.6x Agreed Trading Multiples (1) Deal Price Unaffected 11.3x Median: 5.5x Median: 7.8x 9.0x 8.9x 8.7x 7.9x 7.7x 6.4x 6.3x 6.4x 5.6x 5.5x 5.2x 5.1x 4.5x 4.0x Mgmt. Street Mgmt. Street TEV / CY2026E EBITDA (PRE-SBC) Cascade Global Median: 21.8x Agreed (1) Median: 21.8x Median: 22.7x Deal Price Unaffected 32.5x 32.5x 31.2x 27.1x 26.6x 25.3x 24.9x 21.8x 18.9x 20.3x 17.9x 17.6x 18.0x 13.4x 11.1x Mgmt. Street Mgmt. Street Source: Cascade Management, Company filings, Wall Street research. Note: Market data as of 12/19/2025. Management forecast as of 12/6/2025. (1) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer from. CONFIDENTIAL 24

PJT Partners

Selected Precedent M&A Transactions

Announcement Date	Acquirer	Target	Implied TEV ($bn)	Target Financial Profile: NTM Revenue Growth	Target Financial Profile: NTM EBITDA Margin (Pre-SBC)	TEV / NTM Revenue
Financial Services Vertical Software						
8/13/2025	Advent	Sapiens	$2.3	*6.2%* [(1)]	*17.9%*	3.8x
1/13/2025	Clearwater Analytics	Enfusion	1.4	*12.0%* [(2)]	*23.2%*	6.2x
7/11/2024	Bain Capital	Envestnet	4.5	*10.7%*	*22.9%*	3.2x
4/27/2023	Deutsche Börse Group	SimCorp	4.3	*6.6%* [(3)]	*24.0%*	6.5x
5/4/2022	ICE	Black Knight	14.3	*8.4%*	*49.7%*	9.0x
Mean			**$5.4**	***8.8%***	***27.5%***	**5.7x**
Median			**4.3**	***8.4%***	***23.2%***	**6.2x**
Selected Other Vertical Software						
8/21/2025	Thoma Bravo	Dayforce	$12.1	*10.8%*	*32.3%*	5.9x
7/25/2024	KKR	Instructure	4.7	*8.5%* [(4)]	*40.9%*	6.9x
6/7/2024	Bain Capital	PowerSchool	5.8	*11.9%*	*34.5%*	7.2x
3/14/2023	Blackstone	Cvent	4.5	*16.5%*	*19.0%*	6.4x
12/12/2022	Thoma Bravo	Coupa	8.1	*18.9%*	*21.1%*	8.7x
8/19/2021	Nordic Capital	Inovalon	7.2	*12.9%*	*35.7%*	8.9x
12/21/2020	Thoma Bravo	RealPage	10.2	*11.8%*	*28.0%*	8.2x
Mean			**$7.5**	***13.1%***	***30.2%***	**7.5x**
Median			**7.2**	***11.9%***	***32.3%***	**7.2x**
75th Percentile			**$8.7**	***12.2%***	***34.8%***	**8.3x**
Mean			**6.6**	***11.3%***	***29.1%***	**6.7x**
Median			**5.3**	***11.3%***	***26.0%***	**6.7x**
25th Percentile			**4.4**	***8.5%***	***22.4%***	**6.1x**

Source: Cascade Management, Company filings, Wall Street research, Press.
Note: Management forecast as of 12/6/2025. Enterprise Value ("TEV") is based on company capitalization as of the latest Schedule 14A filing where available and final offer price.
(1) Represents YoY growth from 2024A to 2025E due to limited quarterly estimates.
(2) Based on selected broker projections; represents Enfusion standalone organic revenue CAGR.
(3) Represents YoY growth from 2022A to 2023E due to limited quarterly estimates.
(4) Represents YoY growth from 2024E to 2025E, pro forma for acquisition of Parchment.

CONFIDENTIAL

25

VALUATION SUMMARY DISCOUNTED CASH FLOW Discounted Cash Terminal Perpetuity Growth 2025E 2026E 2027E 2028E 2029E 2030E Year WACC 10.50% Revenue $730 $940 $1,100 $1,298 $1,531 $1,807 $1,807 Flow Analysis Terminal UFCF $445 Adj. EBITDA (Pre-SBC) $248 $338 $418 $518 $634 $763 $763 Management Forecast Perpetuity Growth Rate 6.0% (-) SBC (127) (127) (127) (127) (127) (127) Terminal Value $11,017 (-) Depreciation (13) (11) (14) (17) (21) (27) Impl. Terminal Revenue Mult. 6.1x Impl. Terminal Adj. EBITDA (Pre-SBC) Mult. 14.4x EBIT $198 $280 $377 $490 $614 $609 (5) PV of Unlevered Cash Flows $1,035 (-) Taxes & Other Taxes (52) (72) (96) (124) (156) (154) Key Assumptions: PV of Terminal Value $6,687 NOPAT (Excl. Tax Attributes) $147 $208 $281 $365 $459 $454 (1) Implied TEV $7,723 > CapEx: 1.5% of revenue (+) Depreciation 13 11 14 17 21 27 Implied TEV / '26E Revenue 8.2x >Δ in NWC: (2%) of revenue (+) Amortization of Contract Acquisition Costs 13 16 19 22 27 27 Implied TEV / '26E Adj. EBITDA (Pre-SBC) 22.8x (2) (-) CapEx (21) (16) (19) (23) (27) (27) > SBC: Flatlined amount of $127mm (-) Net Debt & Other (795) (3) (-) Change in NWC (19) (22) (26) (31) (36) (36) (+) PV of Tax Asset 447 > Terminal Year Depreciation: equal to Implied Equity Value incl. DTA $7,374 Unlevered Free Cash Flow $134 $196 $268 $351 $444 $445 CapEx (4) (/) FDSO 311.1 Discount Period 0.500 1.500 2.500 3.500 4.500 5.000 > Amortization of Intangibles and New Implied Equity Value per Share $23.75 Intangibles does not affect EBIT Discount Factor 0.951 0.861 0.779 0.705 0.638 0.607 Impl. Value per Share of DTA $1.50 PV of Unlevered Free Cash Flow $127 $169 $209 $248 $283 Impl. Value per Share excl. DTA $22.25 SENSITIVITY ANALYSIS Implied Equity Value per Share (incl. PV of DTA) Implied Terminal Revenue Multiple Implied Terminal Adj. EBITDA (Pre-SBC) Multiple Source: Cascade Management, Company filings, Capital IQ, Wall Street research. WACC WACC WACC Note: Market data as of 12/19/2025. Assumes valuation date of 12/31/2025E. Management forecast as of 12/6/2025. Share prices rounded to the nearest $0.25. (1) With the exception of 2026E, in which CapEx is 2.2% of revenue. 10.0% 10.5% 11.0% 10.0% 10.5% 11.0% 10.0% 10.5% 11.0% (2) As of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm, and excludes non-controlling interests of 5.5% $24.00 $21.50 $19.25 5.5% 6.1x 5.5x 5.0x 5.5% 14.3x 12.9x 11.8x $20.0mm due to Class B shares accounting. (3) Based on midpoint of illustrative WACC range. 6.0% $27.00 $23.75 $21.00 6.0% 6.8x 6.1x 5.5x 6.0% 16.2x 14.4x 13.0x (4)FDSO per Cascade Management as of 12/15/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 4.0mm PSUs, 7.6mm options 6.5% $30.50 $26.50 $23.25 6.5% 7.9x 6.9x 6.1x 6.5% 18.6x 16.3x 14.5x outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion. (5) Based on 25.0% tax rate and $2mm annual Other Taxes. CONFIDENTIAL 26 PGR PGR PGR

Cascade Management DISCOUNTED CASH TAX BENEFITS Extrapolations Discounted Cash ($ in mm) 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E Flow Analysis Revenue $730 $940 $1,100 $1,298 $1,531 $1,807 $2,096 $2,390 % growth 61.7% 28.7% 17.0% 18.0% 18.0% 18.0% 16.0% 14.0% Deferred Tax Assets Adj. EBITDA (Pre-SBC) $248 $338 $418 $518 $634 $763 $892 $1,026 % margin 36.0% 38.0% 39.9% 41.4% 42.2% 42.6% 42.9% (-) SBC (127) (127) (127) (127) (127) (127) (127) (-) Depreciation (13) (11) (14) (17) (21) (26) (31) EBIT $198 $280 $377 $490 $614 $739 $868 (x) DTA Limit 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% (x) Tax Rate 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% Tax Savings $40 $56 $75 $98 $123 $148 $132 Deferred Tax Asset Schedule (1) Beginning DTA Balance $672 $632 $576 $501 $403 $280 $132 (+) DTA Created – – – – – – – (-) DTA Used ($40) ($56) ($75) ($98) ($123) ($148) ($132) Ending DTA Balance $632 $576 $501 $403 $280 $132 - Annual Cash Tax Savings $40 $56 $75 $98 $123 $148 $132 Memo: Discount Period 0.500 1.500 2.500 3.500 4.500 5.500 6.500 Discount Factor 0.951 0.861 0.779 0.705 0.638 0.577 0.523 PV of Annual Cash Tax Savings $38 $48 $59 $69 $78 $85 $69 SENSITIVITY SUMMARY Implied PV of Tax Assets WACC 10.0% 10.5% 11.0% Source: Cascade Management, Company filings, Capital IQ, Wall Street research. $455 $447 $439 Note: Market data as of 12/19/2025. Assumes valuation date of 12/31/2025E. Management forecast as of 12/6/2025. (1) Beginning DTA balance as of 9/30/2025. CONFIDENTIAL 27

PJT Partners

FOR REFERENCE ONLY

Illustrative Leveraged Buyout Analysis

Management Forecast

Key Assumptions:

- Transaction close on 12/31/2025E and sponsor exit on 12/31/2030E
- Gross leverage of 8.0x '25E Adj. EBITDA (Pre-SBC)[4]
- First Lien cost of debt of SOFR + 350; Second Lien cost of debt of SOFR + 550
- SBC flatlined at $32mm (25% of management forecast); incremental management promote of 7.5% of sponsor net profits

VALUATION SUMMARY

Sponsor Entry	*($ in mm)*
Unaffected Share Price[1]	$16.69
(x) % Premium	*52.4%*
Offer Share Price	**$25.44**
(x) FDSO[2]	311.2
Equity Value	**$7,916**
(+) Net Debt & Other[3]	795
Implied TEV	**$8,711**
Impl. TEV / '26E Revenue	*9.3x*
Impl. TEV / '26E Adj. EBITDA (Pre-SBC)[4]	*25.0x*

Sponsor Exit	
LTM (2030E) Adj. EBITDA (Pre-SBC)[4]	$773
(x) Adj. EBITDA (Pre-SBC) Exit Mult.	26.0x
Implied Exit TEV	**$20,091**
(-) 2030E Net Debt	(144)
Implied Exit Equity Value	**$19,947**
(-) Management Promote	(980)
Implied Equity Value to Sponsor	**$18,967**

IRR	*22.5%*
MOIC	**2.75x**

SOURCES & USES

Sources	
New Sponsor Equity	$6,885
New Debt	2,062
Balance Sheet Cash	64
Total Sources	**$9,011**

Uses	
Purchase Price	$7,916
Repay Outstanding Debt	859
Transaction Fees & Expenses[5]	136
Minimum Balance Sheet Cash	100
Total Uses	**$9,011**

CUMULATIVE DEBT PAYDOWN


Gross Leverage[6]
5.5x
3.9x
2.5x
1.4x
0.3x
7%
18%
35%
58%
88%
2026E
2027E
2028E
2029E
2030E

RETURNS SENSITIVITY

IRR / MOIC				
		Gross Leverage		
		7.0x	8.0x	9.0x
'30E Adj. EBITDA (Pre-SBC) Exit Multiple	22.0x	*18.2% / 2.31x*	*18.5% / 2.34x*	*18.9% / 2.38x*
	26.0x	*22.0% / 2.71x*	*22.5% / 2.75x*	*22.9% / 2.81x*
	30.0x	*25.4% / 3.11x*	*25.9% / 3.17x*	*26.5% / 3.24x*

Source: Cascade Management, Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/19/2025. Management forecast as of 12/6/2025. Assumes illustrative transaction date of 12/31/2025E.

(1) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer.
(2) FDSO per Cascade Management as of 12/15/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 4.0mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion.
(3) Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.
(4) Includes illustrative $10mm of public company cost savings.
(5) Includes $100mm of transaction fees and expenses and $39mm of financing fees and original issue discount.
(6) Gross Debt / Adj. EBITDA (Pre-SBC) including public company cost savings.

CONFIDENTIAL

28

FOR REFERENCE ONLY CASH FLOW & CREDIT SUMMARY Illustrative Transaction Close Calendar Year Ending December 31, ($ in mm) 12/31/2025E 2026E 2027E 2028E 2029E 2030E Adj. EBITDA (Pre-SBC) $248 $338 $418 $518 $634 $763 Leveraged Buyout % margin 33.9% 36.0% 38.0% 39.9% 41.4% 42.2% Analysis (+) Public Company Cost Savings 10 10 10 10 10 10 Adj. EBITDA (Pre-SBC) incl. Cost Savings $258 $348 $428 $528 $644 $773 Debt Paydown (-) SBC (32) (32) (32) (32) (32) (-) Depreciation (13) (11) (14) (17) (21) EBIT $303 $385 $482 $595 $719 (-) Net Interest Expense (143) (133) (116) (89) (48) EBT $160 $252 $367 $506 $671 (-) Statuatory Taxes (40) (63) (92) (126) (168) (+) DTA Cash Tax Savings 32 50 73 101 134 Net Income $152 $240 $348 $481 $638 (+) Amortization of Financing Fees 5 5 5 5 5 (+) Depreciation 13 11 14 17 21 (+) Amortization of Contract Acquisition Costs 13 16 19 22 27 (-) CapEx (21) (16) (19) (23) (27) (-/+) Change in NWC (19) (22) (26) (31) (36) Free Cash Flow Before Debt Repayment $145 $233 $341 $472 $628 Leverage Summary Gross Debt 2,062 1,917 1,684 1,343 872 244 (-) Cash & Equivalents (100) (100) (100) (100) (100) (100) Net Debt $1,962 $1,817 $1,584 $1,243 $772 $144 Gross Debt / Adj. EBITDA (Pre-SBC) 8.0x 5.5x 3.9x 2.5x 1.4x 0.3x Net Debt / Adj. EBITDA (Pre-SBC) 7.6x 5.2x 3.7x 2.4x 1.2x 0.2x Credit Summary Cumulative New Debt Paydown – 7.0% 18.3% 34.8% 57.7% 88.2% Interest Coverage Ratio 1.7x 2.4x 3.2x 4.6x 7.2x 16.0x Source: Cascade Management, Company filings, Capital IQ, Wall Street research. Note: Market data as of 12/19/2025. Assumes valuation date of 12/31/2025E. Management forecast as of 12/6/2025. CONFIDENTIAL 29

PJT Partners

FOR REFERENCE ONLY

Illustrative Implied Future Share Price Analysis

Management Forecast

Key Assumptions ('25E to '29E):

- (A) Management forecast assumptions, plus incremental annual $100mm in repurchases, with excess free cash flow accumulating to balance sheet
  - **Balance Sheet**[2]**:** Assumes gross debt remains constant through period at illustrative 6.0% cost of debt and cash accrues 4.0% interest income
- (B) Based on Cascade Management provided FDSO[3]; roll forward includes projected future issuance from SBC and future repurchases
  - **Share Repurchases:** Repurchased annually at average of Current Year End and Prior Year End future share price
  - **SBC:** $127mm issued annually at average of Current Year End and Prior Year End future share price; assumes SBC is outstanding within year of issuance

25.0x TEV / NTM Adj. EBITDA (Pre-SBC)

($ in mm)	2025E	2026E	2027E
NTM Adj. EBITDA (Pre-SBC)	$338	$418	$518
(x) TEV / NTM Adj. EBITDA (Pre-SBC)	25.0x	25.0x	25.0x
Total Enterprise Value	**$8,462**	**$10,451**	**$12,948**
(A) (-) Net Debt	(795)	(635)	(387)
Equity Value	**$7,667**	**$9,816**	**$12,561**
(B) (/) FDSO	311.1	312.1	312.9
Share Price	**$24.64**	**$31.45**	**$40.15**
(x) Discount Factor	1.00	0.90	0.80
PV of Future Share Price at 25'YE[1]	**$24.64**	**$28.21**	**$32.30**

21.5x TEV / NTM Adj. EBITDA (Pre-SBC)

($ in mm)	2025E	2026E	2027E
NTM Adj. EBITDA (Pre-SBC)	$338	$418	$518
(x) TEV / NTM Adj. EBITDA (Pre-SBC)	21.5x	21.5x	21.5x
Total Enterprise Value	**$7,278**	**$8,988**	**$11,136**
(A) (-) Net Debt	(795)	(635)	(387)
Equity Value	**$6,483**	**$8,353**	**$10,749**
(B) (/) FDSO	310.8	311.9	312.8
Share Price	**$20.86**	**$26.78**	**$34.37**
(x) Discount Factor	1.00	0.90	0.80
PV of Future Share Price at 25'YE[1]	**$20.86**	**$24.02**	**$27.64**

18.0x TEV / NTM Adj. EBITDA (Pre-SBC)

($ in mm)	2025E	2026E	2027E
NTM Adj. EBITDA (Pre-SBC)	$338	$418	$518
(x) TEV / NTM Adj. EBITDA (Pre-SBC)	18.0x	18.0x	18.0x
Total Enterprise Value	**$6,093**	**$7,525**	**$9,323**
(A) (-) Net Debt	(795)	(635)	(387)
Equity Value	**$5,298**	**$6,889**	**$8,936**
(B) (/) FDSO	310.2	311.6	312.6
Share Price	**$17.08**	**$22.11**	**$28.58**
(x) Discount Factor	1.00	0.90	0.80
PV of Future Share Price at 25'YE[1]	**$17.08**	**$19.83**	**$22.99**

Source: Cascade Management, Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/19/2025. Management forecast as of 12/6/2025.
(1) Discounted at illustrative 11.5% Cascade cost of equity.
(2) Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.
(3) FDSO per Cascade Management as of 12/15/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 4.0mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion.

CONFIDENTIAL

30

Unlevered Beta Calculation WACC Analysis Current (12/19/25) Peer Betas 2 Year Weekly Company Debt / Equity Levered Beta Unlevered Beta (1) Cascade 16.6% 0.929 0.826 Reference Only Financial Services Vertical Software SS&C 34.0% 0.826 0.658 Guidewire 3.9% 0.887 0.862 CCC 19.4% 0.958 0.836 Q2 9.9% 1.257 1.169 Intapp – 1.469 1.469 nCino 8.3% 1.249 1.177 Alkami 14.5% 1.174 1.059 Average 15.0% 1.117 1.033 Median 12.2% 1.174 1.059 Selected Other Vertical Software Veeva – 1.018 1.018 Tyler Technologies 3.0% 0.714 0.698 Vertex 10.5% 1.468 1.361 Procore 0.2% 1.015 1.013 Average 4.6% 1.054 1.023 Median 3.0% 1.016 1.015 Peer Group Average 11.5% 1.094 1.029 Source: Capital IQ. Peer Group Median 9.9% 1.018 1.018 Note: Market data as of 12/19/2025. (1) As of unaffected date on 11/10/2025, prior to media coverage of rumored takeover offer. CONFIDENTIAL 31

PJT Partners

WACC Analysis

2Y Weekly Beta (Cascade)

Key Assumptions:

- Levered beta based on Cascade 2-year weekly levered beta as of 11/10/2025
- Debt / Equity based on Cascade balance sheet as of 9/30/2025 and latest FDSO per Management

WACC Comparison

	2Y Weekly
Cascade	10.35%
Peers Median	11.51%

Levered Beta Calculation	
Unlevered Beta(1)	0.826
Debt / Equity(2)	16.6%
Levered Beta	**0.929**

Cost of Equity Calculation	
Risk Free Rate(3)	4.77%
Equity Risk Premium(4)	6.26%
Levered Beta	0.929
Beta-Adj. Premium	5.81%
Size Premium(5)	0.74%
Cost of Equity(6)	**11.32%**

WACC Calculation	
Cost of Equity	11.32%
After-Tax Cost of Debt(7)	4.46%
WACC	**10.35%**

Cost of Equity Sensitivity

Unlevered Beta	Debt / Equity 6.6%	16.6%	26.6%
0.626	9.62%	9.92%	10.21%
0.726	10.28%	10.62%	10.96%
0.826	10.94%	11.32%	11.71%
0.926	11.59%	12.03%	12.46%
1.026	12.25%	12.73%	13.21%

WACC Sensitivity

Unlevered Beta	Debt / Equity 6.6%	16.6%	26.6%
0.626	9.30%	9.14%	9.00%
0.726	9.92%	9.74%	9.59%
0.826	10.53%	10.35%	10.19%
0.926	11.15%	10.95%	10.78%
1.026	11.77%	11.55%	11.37%

WACC Sensitivity

Pre-Tax Cost of Debt	Cost of Equity 10.3%	11.3%	12.3%
5.0%	9.38%	10.24%	11.10%
6.0%	9.49%	10.35%	11.20%
7.0%	9.60%	10.45%	11.31%

Sources: Company filings, Capital IQ, U.S. Department of the Treasury, Duff & Phelps 2024 Valuation Handbook.
Note: Market data as of 12/19/2025.
(1) Based on Cascade historical 2-year weekly beta as of unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer. Unlevered using 25% tax rate.
(2) Based on Cascade-derived debt / equity as of unaffected date of 11/10/2025.
(3) 20-year U.S. Treasury as of 12/19/2025.
(4) Historical supply-side equity risk premium (historical equity risk premium minus price-to-earnings ratio calculated using three-year average earnings).
(5) CRSP 5th decile size premium; Cascade equity value as of unaffected date of 11/10/2025.
(6) Calculated as risk free rate + beta-adjusted equity risk premium + size premium.
(7) Assumes tax rate of 25%. Cost of debt based on Cascade's $800mm 2025 Term Loan – SOFR + 225.

CONFIDENTIAL

32

PJT Partners

WACC Analysis

2Y Weekly Beta (Peers)

Key Assumptions:

- Levered beta based on peer median 2-year weekly levered beta as of 12/19/2025
- Debt / Equity based on Cascade balance sheet as of 9/30/2025 and latest FDSO per Management

WACC Comparison

	2Y Weekly
Cascade	10.35%
Peers Median	11.51%

Levered Beta Calculation	
Unlevered Beta[1]	1.018
Debt / Equity[2]	16.6%
Levered Beta	**1.145**

Cost of Equity Calculation	
Risk Free Rate[3]	4.77%
Equity Risk Premium[4]	6.26%
Levered Beta	1.145
Beta-Adj. Premium	7.17%
Size Premium[5]	0.74%
Cost of Equity[6]	**12.68%**

WACC Calculation	
Cost of Equity	12.68%
After-Tax Cost of Debt[7]	4.46%
WACC	**11.51%**

Cost of Equity Sensitivity

Unlevered	Debt / Equity		
Beta	6.6%	16.6%	26.6%
0.818	10.88%	11.27%	11.65%
0.918	11.54%	11.97%	12.40%
1.018	12.20%	12.68%	13.15%
1.118	12.85%	13.38%	13.90%
1.218	13.51%	14.08%	14.66%

WACC Sensitivity

Unlevered	Debt / Equity		
Beta	6.6%	16.6%	26.6%
0.818	10.49%	10.30%	10.14%
0.918	11.10%	10.90%	10.73%
1.018	11.72%	11.51%	11.33%
1.118	12.34%	12.11%	11.92%
1.218	12.95%	12.71%	12.51%

WACC Sensitivity

Pre-Tax	Cost of Equity		
Cost of Debt	11.7%	12.7%	13.7%
5.0%	10.54%	11.40%	12.26%
6.0%	10.65%	11.51%	12.36%
7.0%	10.76%	11.61%	12.47%

Sources: Company filings, Capital IQ, U.S. Department of the Treasury, Duff & Phelps 2024 Valuation Handbook.
Note: Market data as of 12/19/2025.
(1) Based on peer-derived historical 2-year weekly beta. Unlevered using 25% tax rate.
(2) Based on Cascade-derived debt / equity as of unaffected date of 11/10/2025.
(3) 20-year U.S. Treasury as of 12/19/2025.
(4) Historical supply-side equity risk premium (historical equity risk premium minus price-to-earnings ratio calculated using three-year average earnings).
(5) CRSP 5th decile size premium; Cascade equity value as of unaffected date of 11/10/2025.
(6) Calculated as risk free rate + beta-adjusted equity risk premium + size premium.
(7) Assumes tax rate of 25%. Cost of debt based on Cascade's $800mm 2025 Term Loan – SOFR + 225.

CONFIDENTIAL

33

PJT Partners

Disclaimer

These materials were prepared by PJT Partners LP ("PJT Partners", "we" or "us") solely for the information and assistance of the Special Committee ("Special Committee") of the Board of Directors (the "Board") of Cascade (the "Company") in order to assist the Special Committee in connection with its consideration of the matters referred to herein. These materials are incomplete without reference to, and should be viewed solely in conjunction with, any oral information provided by PJT Partners in connection with these materials.

These materials and any oral information provided by PJT Partners in connection with these materials (collectively, the "Confidential Information"), as well as any information derived from the Confidential Information, may not be communicated, reproduced, disclosed (in whole or in part) to, or relied upon by, any other person, referred to, or used for any purpose, other than with PJT Partners' prior written consent.

The Confidential Information is based on information publicly available, provided by or on behalf of the Company or obtained from other sources. We assume no responsibility for independent verification of any such information, and we have assumed and relied upon the accuracy and completeness of such information for purposes of preparing the Confidential Information. Neither we nor any of our affiliates or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the Confidential Information, or any data it generates and expressly disclaim any and all liability in relation to any such Confidential Information. The Confidential Information is based on financial, economic, market and other conditions prevailing as of the date of such Confidential Information and is subject to change. We undertake no obligation or responsibility to update or revise any of the Confidential Information. Any valuation, appraisal or conclusion of a financial nature contained in these materials results from the application by PJT Partners of techniques and principles generally adopted in the context of the preparation of financial presentations of this nature, and PJT Partners cannot and does not warrant that the use of different techniques and principles would not lead to a different result.

Our analyses do not purport to be an appraisal of any assets or liabilities of the Company or any other party, nor have we evaluated the solvency of the Company or any other party under any laws relating to bankruptcy, insolvency or similar matters.

We are not legal, regulatory, accounting or tax advisors and these materials do not constitute legal, regulatory, accounting, tax or other specialist advice. These materials do not constitute and should not be considered any form of financial opinion, advice or recommendation by us or any of our affiliates to any party, with respect to any proposed transaction or otherwise. You should not rely upon or use these materials to form the definitive basis for any decision or action whatsoever, with respect to any proposed transaction or otherwise. Each of the Special Committee and the Company must make its own independent assessment and such investigation as it deems necessary to determine its interest in participating in any transaction.

These materials do not constitute an offer to sell or the solicitation of an offer to buy any security, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase any securities or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital to, or participate in, any trading strategies. This document is not a research report and should not be considered as such.

PJT Partners is an SEC registered broker-dealer and is a member of FINRA and SIPC. PJT Partners is represented in the United Kingdom by PJT Partners (UK) Limited. PJT Partners (UK) Limited is authorised and regulated by the Financial Conduct Authority (Ref No. 678983) and is a company registered in England and Wales (No. 9424559). PJT Partners is represented in the European Economic Area by PJT Partners Park Hill (Spain) A.V., S.A.U., a firm authorized and regulated by the Comision Nacional del Mercado de Valores ("CNMV"). PJT Partners is represented in Hong Kong by PJT Partners (HK) Limited, authorised and regulated by the Securities and Futures Commission, and in Australia, by PJT Partners (HK) Limited, by relying on a passport license approved by the Australia Securities and Investment Commission. PJT Partners is represented in Japan by PJT Partners Japan K.K., a registered Type II Financial Instruments Business Operator (Registration Number: Director of Kanto Local Finance Bureau Kin-sho No. 3409), authorised and regulated by the Financial Services Agency and the Kanto Local Finance Bureau and a regular member of the Type II Financial Instruments Firms Association of Japan. PJT Partners is represented in the United Arab Emirates, by PJT deNovo Partners Ltd, a Dubai International Financial Center company regulated by the Dubai Financial Services Authority; and in the Kingdom of Saudi Arabia, by deNovo Partners Finance, a firm regulated by the Capital Market Authority. In connection with our capital raising services in Canada, PJT Partners relies on the international dealer exemption pursuant to subsection 8.18(2) of National Instrument 31-103 Registration Requirements. Please see https://pjtpartners.com/regulatory-disclosure for more information.

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